UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 3, 2019

JACKSAM CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number: 033-33263-NY

NEVADA	16-0383696
(State or other jurisdiction of incorporation or organization	(IRS Employer Identification Number)

30191 Avenida de Las Banderas Ste B Rancho Santa Margarita, CA	92688
(Address of principal executive offices)	(Zip code)

(800) 605-3580

Registrant’s telephone number including area code

China Grand Resorts Inc.

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 3, 2019, the Board approved the appointment of Robert Hagen as a member of the Board of Directors.

Robert Hagen, 52, joined our Board of Directors on April 3, 2019. Mr. Hagen is also a director of DMO Holdings, a private company providing research services in the cannabis industry. In addition, since August 2018 he has served as the CEO of Jujube International, Inc., an Irvine, California based private company which is a global leader in direct to consumer sales of motherhood accessories, including diaper bags and other related products. Previously, from 2015 through 2018, Mr. Hagen was employed as the President and Chief Operating Officer of BRB / Sherline, a private company that develops and markets carbon removal technologies.

We believe that Mr. Hagen’s extensive twenty year plus management and finance background, including his involvement in multiple M&A transactions, and his current focus on cannabis industry research, provides valuable expertise and insight for us and our Board.

Mr. Hagen holds a Bachelor of Science degree in Accounting and Finance, awarded by Cal Poly San Luis Obispo in 1990.

Mr. Hagen has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years and has not been the subject of any investigation or enforcement action by the United States Securities and Exchange Commission or by any state in the United States.

There is no familial relationship between Mr. Hagen and any of our other directors, executive officers, or person nominated or chosen by us to hold such office.

At this time, we do not have any formal compensation agreements with Mr. Hagen.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKSAM CORPORATION

Dated: April 9, 2019	By:	/s/ Mark Adams
	Name:	Mark Adams
	Title:	Chief Executive Officer

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